Exhibit 99.2

111 Huntington Avenue

Boston, MA 02199

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael Walsh	Marilynn Meek – General Info.
Senior Vice President, Finance	(212) 827-3773
(617) 236-3410

Kathleen DiChiara
Investor Relations Manager
(617) 236-3343

BOSTON PROPERTIES, INC. ANNOUNCES

FIRST QUARTER 2005 RESULTS

Reports diluted FFO per share of $1.03                    Reports diluted EPS of $0.55

BOSTON, MA, April 26, 2005 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the first quarter ended March 31, 2005.

Funds from Operations (FFO) for the quarter ended March 31, 2005 were $117.3 million, or $1.06 per share basic and $1.03 per share diluted. This compares to FFO for the quarter ended March 31, 2004 of $103.8 million, or $1.03 per share basic and $0.99 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 110,187,333 and 117,721,288, respectively, for the quarter ended March 31, 2005 and 100,890,264 and 110,577,230, respectively, for the same quarter last year.

Net income available to common shareholders was $61.2 million for the three months ended March 31, 2005, compared to $66.0 million for the quarter ended March 31, 2004. Net income available to common shareholders per share (EPS) for the quarter ended March 31, 2005 was $0.56 basic and $0.55 on a diluted basis. This compares to EPS for the first quarter of 2004 of $0.65 basic and $0.64 on a diluted basis. EPS includes $0.01 and $0.10 on a diluted basis, related to gains on sales of real estate and discontinued operations for the quarters ended March 31, 2005 and 2004, respectively.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2005. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of March 31, 2005, the Company’s portfolio consisted of 125 properties comprising approximately 44.1 million square feet, including two properties under construction and one expansion project totaling 0.7 million square feet. The overall percentage of leased space for the 120 properties in service as of March 31, 2005 was 92.0%. Excluding the substantially vacant Old Federal Reserve property, which was sold on April 20, 2005, the in-service portfolio was 92.4% leased.

As discussed in the Company’s proxy statement for use in connection with the Company’s 2005 annual meeting of stockholders, Alan B. Landis will resign from the Company’s Board of Directors effective as of immediately prior to the 2005 annual meeting. In addition, the Company’s Board of Directors has nominated Zoë Baird for election as a director at the 2005 annual meeting. As a result, the Company expects that following the 2005 annual meeting, the Company’s Board of Directors will continue to consist of ten members, seven of whom qualify as “independent directors” under the rules of the New York Stock Exchange. Ms. Baird is currently the President of the Markle Foundation, a private philanthropy that focuses on using information and communications technologies to address critical public needs, particularly in the areas of health care and national security.

Significant events of the first quarter include:

•	The Company was selected the #1 Real Estate Company in FORTUNE® magazine’s 2005 List of America’s Most Admired Companies for the second consecutive year.

•	On February 8, 2005, the Company, together with an unrelated third party residential developer (collectively, the “Developer”), executed a development agreement with The George Washington University (the “University”). The project will include the development of a site at Pennsylvania Avenue and Washington Circle in Washington, D.C. as a mixed-use project comprising approximately 539,000 net rentable square feet of office, 60,000 net rentable square feet of retail and 250,000 net rentable square feet of residential space pursuant to ground leases to be entered into between the University and the Developer and subject to a rezoning of the site to permit such development. The Company will not have an interest in the development of the residential phase of the project.

•	On February 17, 2005, the Company obtained construction financing totaling $47.2 million collateralized by the Capital Gallery property in Washington, D.C. Capital Gallery is a Class A office property totaling approximately 397,000 net rentable square feet. The purpose of the financing is to fund a portion of the cost of an expansion project at the property. The expansion project entails removing a three-story low-rise section of the property comprised of 100,000 net rentable square feet from in-service status and redeveloping it into a ten-story office building. Upon completion, the total complex size will approximate 610,000 net rentable square feet. The construction financing bears interest at a variable rate equal to LIBOR plus 1.65% per annum and matures in February 2008. The construction financing is with the same lender as the existing mortgage loan collateralized by the property.

•	On February 23, 2005, the Company sold a parcel of land at the Prudential Center located in Boston, Massachusetts, which is expected to be developed as the Mandarin Oriental, a hotel and condominium mixed-use complex, for a net sale price of approximately $31.5 million and an obligation of the buyer to fund an estimated $18.6 million of future improvements to the Prudential Center.

•	On February 28, 2005, the Company sold Decoverly Four and Five, consisting of two undeveloped land parcels located in Rockville, Maryland, for net cash proceeds of approximately $5.3 million.

•	On March 8, 2005, the Company entered into a joint venture with an unrelated third party to develop a build-to-suit Class A office building totaling 318,000 net rentable square feet at 505 9th Street in Washington, D.C. The joint venture partner contributed the land for a 50% interest. Upon commencement of construction on the project, the Company will be required to issue to the joint venture partner common units of partnership interest of the Company’s Operating Partnership for the Company’s 50% interest. The joint venture subsequently entered into a fifteen year lease with DLA Piper Rudnick Gray Cary US LLP, to occupy 230,000 square feet of the building.

•	On March 11, 2005, a joint venture, in which the Company has an effective ownership interest of approximately 23.9%, obtained construction financing totaling $96.5 million. The financing is collateralized by the Wisconsin Place development project in Chevy Chase, Maryland. Wisconsin Place is a mixed-use development project consisting of office, retail and residential properties. The construction financing bears interest at a variable rate equal to LIBOR plus 1.50% per annum and matures in March 2009 with a one-year extension option.

•	The Company placed-in-service 901 New York Avenue, a 539,000 net rentable square foot Class A office property located in Washington, D.C., in which the Company has a 25% ownership interest. This property is 96% leased.

Transactions completed subsequent to March 31, 2005:

•	On April 4, 2005, the Company executed a contract for the sale of Riverfront Plaza, a 910,000 net rentable square foot Class A office property located in Richmond, Virginia, for approximately $247.1 million. The sale is subject to the satisfaction of customary closing conditions and, although there can be no assurances that the sale will be consummated, we have no reason to believe that the closing will not occur as expected by the end of May 2005.

•	On April 4, 2005, the Company executed a contract for the sale of 100 East Pratt Street, a 639,000 net rentable square foot Class A office property located in Baltimore, Maryland, for approximately $207.5 million. The sale is subject to the satisfaction of customary closing conditions and, although there can be no assurances that the sale will be consummated, we have no reason to believe that the closing will not occur as expected by the end of May 2005.

•	On April 12, 2005, the Company obtained construction financing totaling $125.0 million collateralized by its Seven Cambridge Center development project located in Cambridge, Massachusetts. Seven Cambridge Center is a fully-leased, build-to-suit project with approximately 231,000 net rentable square feet of office, research laboratory and retail space plus parking for approximately 800 cars. The construction financing bears interest at a variable rate equal to LIBOR plus 1.25% per annum and matures in April 2007 with a one-year extension option.

•	On April 20, 2005, the Company sold the Old Federal Reserve, a Class A office property totaling approximately 150,000 net rentable square feet located in San Francisco, California, at a sale price of approximately $46.8 million.

EPS and FFO per Share Guidance:

The Company’s guidance for the second quarter of 2005 and the full year 2005 for EPS (diluted), FFO per share (diluted) and FFO per share (diluted) after supplemental adjustment is set forth and reconciled below. The reconciliation of projected EPS to projected FFO per share, as provided below, is consistent with the Company’s historical computations.

	Second Quarter 2005			Full Year 2005
	Low - High			Low - High
Projected EPS (diluted)	$1.40	-	$1.42	$3.16	-	$3.26

Add:
Projected Company Share of Real Estate Depreciation and Amortization	$0.46	-	$0.46	$1.85	-	$1.85

Less:
Projected Company Share of Gains on Sales of Real Estate	$0.94	-	$0.94	$0.95	-	$0.95

Projected FFO per Share (diluted)	$0.92	-	$0.94	$4.06	-	$4.16

Add:
Projected Company Share of Losses from Early Extinguishments of Debt Associated with the Sales of Real Estate	$0.09	-	$0.09	$0.09	-	$0.09

Projected FFO per Share (diluted) after Supplemental Adjustment to Exclude Losses from Early Extinguishments of Debt Associated with the Sales of Real Estate	$1.01	-	$1.03	$4.15	-	$4.25

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

The foregoing estimates also include FFO with a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate. These losses from early extinguishments of debt are incurred when the sale of real estate encumbered by debt requires the Company to pay the extinguishment costs prior to the debt’s stated maturity and to write-off unamortized loan costs at the date of the extinguishment. Such costs are excluded from the gains on sales of real estate reported in accordance with GAAP. However, the Company views the losses from early extinguishments of debt associated with the sales of real estate as an incremental cost of the sale transactions because the Company extinguished the debt in connection with the consummation of the sale transactions and the Company had no intent to extinguish the debt absent such transactions. The Company believes that this supplemental adjustment more appropriately reflects the results of its operations exclusive of the impact of its sale transactions.

Boston Properties will host a conference call tomorrow, April 27, 2005 at 10:00 AM (Eastern Time), open to the general public, to discuss the first quarter 2005 results, the 2005 projections and other related matters. The number to call for this interactive teleconference is (800) 218-9073. A replay of the conference call will be available through May 4, 2005 by dialing (800) 405-2236 and entering the passcode 11027376. An audio-webcast will also be archived and may be accessed at www.bostonproperties.com in the Investor Relations section under the heading Events & Webcasts.

Additionally, a copy of Boston Properties’ first quarter 2005 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and also includes three hotels and one industrial property. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, D.C., San Francisco and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, including its guidance for the second quarter and full fiscal year 2005.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2005	December 31, 2004
	(in thousands, except for share amounts) (unaudited)
ASSETS
Real estate	$9,024,693	$9,033,858
Development in progress	66,699	35,063
Land held for future development	234,010	222,306
Real estate held for sale, net	35,217	—
Less: accumulated depreciation	(1,195,648)	(1,143,369)

Total real estate	8,164,971	8,147,858

Cash and cash equivalents	209,307	239,344
Cash held in escrows	25,613	24,755
Tenant and other receivables, net of allowance for doubtful accounts of $2,779 and $2,879, respectively	27,442	25,500
Accrued rental income, net of allowance of $4,515 and $4,252, respectively	272,035	251,236
Deferred charges, net	255,695	254,950
Prepaid expenses and other assets	63,073	38,630
Investments in unconsolidated joint ventures	79,855	80,955

Total assets	$9,097,991	$9,063,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$3,540,242	$3,541,131
Unsecured senior notes, net of discount	1,470,774	1,470,683
Unsecured line of credit	—	—
Accounts payable and accrued expenses	105,009	94,451
Dividends and distributions payable	91,259	91,428
Interest rate contract	—	1,164
Accrued interest payable	41,987	50,670
Other liabilities	134,716	91,300

Total liabilities	5,383,987	5,340,827

Commitments and contingencies	—	—

Minority interests	782,532	786,328

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 110,521,077 and 110,399,385 shares issued and 110,442,177 and 110,320,485 shares outstanding in 2005 and 2004, respectively	1,104	1,103
Additional paid-in capital	2,639,806	2,633,980
Earnings in excess of dividends	314,907	325,452
Treasury common stock, at cost	(2,722)	(2,722)
Unearned compensation	(6,160)	(6,103)
Accumulated other comprehensive loss	(15,463)	(15,637)

Total stockholders’ equity	2,931,472	2,936,073

Total liabilities and stockholders’ equity	$9,097,991	$9,063,228

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2005	2004
	(in thousands, except for per share amounts) (unaudited)
Revenue
Rental:
Base rent	$278,749	$253,732
Recoveries from tenants	43,340	40,581
Parking and other	13,925	13,188

Total rental revenue	336,014	307,501
Hotel revenue	14,002	13,178
Development and management services	4,536	3,322
Interest and other	1,637	7,528

Total revenue	356,189	331,529

Expenses
Operating:
Rental	108,601	100,122
Hotel	12,286	11,678
General and administrative	14,813	12,600
Interest	79,354	74,305
Depreciation and amortization	67,983	56,007
Losses from early extinguishments of debt	—	6,258

Total expenses	283,037	260,970

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and land held for development and discontinued operations	73,152	70,559
Minority interests in property partnerships	1,652	385
Income from unconsolidated joint ventures	1,335	1,377

Income before minority interest in Operating Partnership, gains on sales of real estate and land held for development and discontinued operations	76,139	72,321
Minority interest in Operating Partnership	(15,699)	(17,125)

Income before gains on sales of real estate and land held for development and discontinued operations	60,440	55,196
Gains on sales of real estate, net of minority interest	—	6,698
Gains on sales of land held for development, net of minority interest	1,208	—

Income before discontinued operations	61,648	61,894
Discontinued operations:
Income (loss) from discontinued operations, net of minority interest	(406)	1,633
Gains on sales of real estate from discontinued operations, net of minority interest	—	2,521

Net income available to common shareholders	$61,242	$66,048

Basic earnings per common share:
Income available to common shareholders before discontinued operations	$0.56	$0.61
Discontinued operations, net of minority interest	—	0.04

Net income available to common shareholders	$0.56	$0.65

Weighted average number of common shares outstanding	110,187	100,890

Diluted earnings per common share:
Income available to common shareholders before discontinued operations	$0.55	$0.60
Discontinued operations, net of minority interest	—	0.04

Net income available to common shareholders	$0.55	$0.64

Weighted average number of common and common equivalent shares outstanding	112,364	103,490

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended March 31,
	2005	2004
	(in thousands, except for per share amounts) (unaudited)
Net income available to common shareholders	$61,242	$66,048

Add:
Minority interest in Operating Partnership	15,699	17,125
Less:
Minority interests in property partnerships	1,652	385
Income from unconsolidated joint ventures	1,335	1,377
Gains on sales of real estate, net of minority interest	—	6,698
Gains on sales of land held for development, net of minority interest	1,208	—
Income (loss) from discontinued operations, net of minority interest	(406)	1,633
Gains on sales of real estate from discontinued operations, net of minority interest	—	2,521

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and land held for development and discontinued operations	73,152	70,559

Add:
Real estate depreciation and amortization (2)	69,540	57,873
Income (loss) from discontinued operations	(486)	2,047
Income from unconsolidated joint ventures	1,335	1,377
Less:
Minority interests in property partnerships’ share of funds from operations	75	(904)
Preferred distributions	(3,280)	(4,385)

Funds from operations	140,336	126,567

Less:
Minority interest in the Operating Partnership’s share of funds from operations	23,035	22,736

Funds from operations available to common shareholders	$117,301	$103,831

Our percentage share of funds from operations - basic	83.59%	82.04%

Weighted average shares outstanding - basic	110,187	100,890

FFO per share basic	$1.06	$1.03

Weighted average shares outstanding - diluted	117,721	110,577

FFO per share diluted	$1.03	$0.99

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $67,983 and $56,007, our share of unconsolidated joint venture real estate depreciation and amortization of $1,798 and $1,697 and depreciation and amortization from discontinued operations of $179 and $786, less corporate related depreciation and amortization of $420 and $617 for the three months ended March 31, 2005 and 2004, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	March 31, 2005		December 31, 2004
Greater Boston	90.6%		90.2%
Greater Washington, D.C.	97.2%		97.9%
Midtown Manhattan	96.6%		96.4%
Baltimore, MD	90.9%		90.9%
Richmond, VA	91.5%		91.3%
Princeton/East Brunswick, NJ	90.4%		90.2%
Greater San Francisco	78.6	%(1)	80.3%

Total Portfolio	92.0	%(1)	92.1%

	% Leased by Type
	March 31, 2005		December 31, 2004
Class A Office Portfolio	92.2%		92.3%
Office/Technical Portfolio	97.6%		97.6%
Industrial Portfolio	0.0%		0.0%

Total Portfolio	92.0%		92.1%

(1)	Following the sale of the Old Federal Reserve, the Greater San Francisco and the Total Portfolio percentages leased would have been 81.2% and 92.4%, respectively.